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                                  Exhibit 10.34


                                  Key Executive
                                Change-in-Control
                               Severance Agreement


                                   __________


                      Pacific Century Financial Corporation

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                                    Contents

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
                                                                            Page
Article 1.        Establishment and Purpose ..............................     1

Article 2.        Definitions and Construction ...........................     2

Article 3.        Severance Benefits .....................................     4

Article 4.        Just Cause .............................................     6

Article 5.        Form and Timing of Severance Benefits ..................     7

Article 6.        Parachute Payments .....................................     7

Article 7.        Other Rights and Benefits Not Affected .................     7

Article 8.        Successors .............................................     8

Article 9.        Administration .........................................     8

Article 10.       Legal Fees and Arbitration .............................     9

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                      Pacific Century Financial Corporation
                                  Key Executive
                      Change-in-Control Severance Agreement


Article 1. Establishment and Purpose
           -------------------------

     1.1 Effective Date. This Executive Change-in-Control Severance Agreement (the "Agreement) is made and entered into pursuant to Pacific Century Financial Corporation's Key Executive Severance Plan (the "Plan"), and is effective as of this 22nd day of June, 2001 (the "Effective Date"), by and between Pacific Century Financial Corporation ("PCFC"), a Hawaii corporation, and David W. Thomas, an executive (the "Executive") of PCFC and its subsidiary, Bank of Hawaii (the "Bank"). This Agreement shall supersede and replace any prior severance agreement entered into between PCFC and the Executive.

     1.2 Term of the Agreement. The Agreement shall commence as of the Effective Date written above, and shall continue until the Board of Directors of PCFC (the "Board") determines, in good faith and in its sole discretion, that the Executive is no longer to be included in the Plan and so notifies in writing the Executive during the term of this Agreement of such determination.

           Provided, however, in the event that a Change in Control of PCFC, as defined in Section 2.1 herein, occurs during the term of this Agreement, this Agreement shall remain irrevocably in effect for the greater of twenty-four (24) months from the date of such Change in Control, or until all benefits have been paid to the Executive hereunder.

           Further, in the event that the Board has knowledge that a third party has taken steps reasonably calculated to effect a Change in Control of PCFC, including,.but not limited to, the commencement of a tender offer for the voting stock of PCFC, or the circulation of a proxy to PCFC's shareholders, then this Agreement shall remain irrevocably in effect until the Board, in good faith, determines that such third party has fully abandoned or terminated its effort to effect a Change in Control of PCFC.

     1.3 Purpose of the Agreement. The purpose of this Agreement pursuant to the Plan, is to advance the interests of PCFC and the Bank by assuring that PCFC and the Bank will have the continued employment and dedication of the Executive and the availability of his advice and counsel in the event that an acquisition or Change in Control of PCFC occurs. This Agreement shall also assure the Executive of equitable treatment during the period of uncertainty that surrounds an acquisition or Change in Control, and allow the Executive to act at all times in the best interests of PCFC and its shareholders.

     1.4 Contractual Right to Benefits. This Agreement establishes and vests in the Executive a contractual right to the benefits which he or she is entitled hereunder, enforceable by the Executive against PCFC. However, nothing herein shall require PCFC to segregate, earmark, or otherwise set aside any funds or other assets to provide for any payments hereunder.

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           This Agreement shall be considered an unfunded agreement to provide benefits to a select group of management or highly compensated employees, and is therefore intended to be a "top-hat" plan exempt from the requirements of the provisions of Parts 2, 3, and 4 of Title I of ERISA.

Article 2. Definitions and Construction
           ----------------------------

     2.1 Definitions. Whenever used in the Agreement, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized.

           (a) "Base Salary" means the annualized salary at the beginning of each Year, which includes all regular basic wages, before reduction for any amounts deferred on a tax-qualified or nonqualified basis, payable in cash to an Executive for services rendered during the Year. Base Salary shall exclude bonuses, incentive compensation, special fees or awards, commissions, allowances, or any other form of premium or incentive pay, or amounts designated by PCFC as payment toward or reimbursement of expenses.

           (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           (c) "Beneficiary" with respect to an Executive means the person or entities designated or deemed designated by an Executive pursuant to Section 8.2 herein.

           (d)  "Board" means the Board of Directors of PCFC.

           (e) "Change in Control" of PCFC means any one or more of the following occurrences:

                (i) Any Person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of PCFC having 25 percent or more of the total number of votes that may be cast for the election of Directors of PCFC; or

                (ii) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the person who were Directors of PCFC before the

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                  transaction shall cease to constitute a majority of the Board of Directors of PCFC or any successor to PCFC.

            (f)   "Code" means the Internal Revenue Code of 1986, as amended.

            (g) "PCFC" means Pacific Century Financial Corporation, a Hawaii corporation, or any successor thereto that adopts the Agreement, as provided in Section 8.1 herein.

            (h) "Committee" means the Compensation Committee of the Board of Directors of PCFC or any other committee appointed by the Board to administer this Agreement.

            (i) "Disability" means a physical or mental condition which renders an Executive unable to discharge his or her normal work responsibility with PCFC or the Bank and which, in the opinion of a licensed physician selected by the Executive, subject to reasonable approval by the Committee based upon sufficient medical evidence, can be reasonably expected to continue for a period of at least one full calendar year. If an Executive fails to select a physician with ten (10) business days of a written request made by PCFC, then PCFC may select a physician for purposes of this paragraph.

            (j) "Effective Date" means the date the Agreement is approved by the Board, or such other date as the Board shall designate in its resolution approving the Agreement, and as provided in
                  Section 1.1 herein.

            (k) "Effective Date of Termination" means the date on which a voluntary employment termination or involuntary employment termination other than for Just Cause occurs within twenty-four (24) months of a Change in Control which triggers Severance Benefits hereunder.

            (l) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor act thereto.

            (m) "Expiration Date" means the date the Agreement expires, as provided in Section 1.2 herein.

            (n) "Just Cause" means a termination of an Executive's employment by PCFC for which no Severance Benefits are payable hereunder, as provided in Article 4 herein.

            (o) "Normal Retirement Date" shall mean the date the Executive reaches 65 years of age.

            (p) "Person" shall have the meaning ascribed to such terms in Section

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                3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d)
                thereof, including a "group" as defined in Section 13(d).

           (q) "Plan" means the Pacific Century Financial Corporation Key Executive Severance Plan, adopted April 27, 1983.

           (r) "Severance Benefit" means the payment of severance compensation as provided in Article 3 herein.

           (s) "Year" means the consecutive 12-month period beginning each January 1 and ending December 31.

     2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     2.3 Severability. In the event any provision of the Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

     2.4 Modification. No express provisions of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to by the Executive in writing and approved by the Compensation Committee of the Board of Directors.

     2.5 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Hawaii shall be the controlling law in all matters relating to the Agreement.

Article 3. Severance Benefits
           ------------------

     3.1 Right to Severance Benefits. The Executive shall be entitled to receive from PCFC Severance Benefits as described in Section 3.2 herein, if there has been a Change in Control of PCFC, as defined in Section 2.1(e) herein, and if, within twenty-four (24) months thereafter, the Executive voluntarily terminates employment or is involuntarily terminated without Just Cause with PCFC. An Executive shall not be entitled to receive Severance Benefits if the Executive's employment with PCFC or Bank of Hawaii ends due to an involuntary termination by PCFC for Just Cause, as provided under Article 4 herein.

     3.2 Description of Severance Benefits. In the event that an Executive becomes entitled to receive Severance Benefits, as provided in Section 3.1 herein, PCFC shall pay to the Executive and provide the Executive with the following:

           (a) An amount equal to three (3) times the Executive's highest annual Base

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               Salary earned (i) at any time during the three (3) complete fiscal years immediately preceding the Effective Date of Termination, or (ii) if the Executive was not employed during such time period, at any time thereafter; and

          (b) An amount equal to three (3) times the Executive's highest annual bonus earned under the One-Year Incentive Plan during the three
               (3) complete fiscal years prior to the Effective Date of Termination, or, if shorter, over the Executive's entire period of employment. However, if the Executive's period of employment is less than one year, the bonus shall be considered zero (0); and

          (c) An amount equal to three (3) times the Executive's highest annual incentive compensation earned under the Pacific Century Financial Corporation Profit Sharing Plan, the Long-Term Incentive Plan, or any successor plans thereto over the three (3) complete fiscal years prior to the Effective Date of Termination, or, if shorter, over the Executive's entire period of employment. However, if the Executive's period of employment is less than one year, the average incentive compensation shall be considered zero (0); and

          (d) An amount equal to the excess of (i) the maximum payment the Executive would have received under the One-Year Incentive Plan if he had continued in the employment of PCFC and the Bank through the end of the performance period following the Effective Date of Termination, and if the Bank had met its maximum performance goals as provided under the terms of the Plan and the maximum amount payable to the Executive had been paid, over (ii) the actual payout under the One-Year Incentive Plan resulting from the Executive's termination of employment; and

          (e) A payout under the Long-Term Incentive Plan, in accordance with the terms of such Plan; and

          (f) A continuation of all welfare benefits at no direct cost to the Executive, including medical insurance, long-term disability, and group term life insurance for three (3) full years from the Effective Date of Termination or until the Executive reaches his Normal Retirement Date, whichever occurs earlier.

     3.3 Reduction of Severance Benefits. In the event there are fewer than thirty-six (36) whole or partial months remaining from the Executive's Effective Date of Termination until the Executive's Normal Retirement Date, as defined under the Retirement Plan, then the amounts provided for under Sections 3.2(a),
(b), and (c) above shall be reduced by a fraction, the

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numerator of which shall be the number of whole or partial months remaining until the Executive's Normal Retirement Date, and the denominator of which shall be thirty-six (36).

     3.4 Fringe Benefits. The Executive's participation in fringe benefits prior to the Executive's Effective Date of Termination shall be continued, or equivalent benefits shall be provided, at no cost to the Executive, for a period of three (3) years from the Executive's Effective Date of Termination (or until he or she reaches his Normal Retirement Date, whichever occurs earlier).

     3.5 Relocation Benefits. Should the Executive move his residence in order to pursue other business opportunities within two (2) years of Executive's Effective Date of Termination, the Executive shall be reimbursed for any moving expenses (as defined in Section 217(b) of the Code) incurred in that relocation (including taxes, if any, payable on the reimbursement) which are not reimbursed by another employer. Benefits provided herein shall not exceed the assistance and benefits customarily provided by PCFC to transferred employees prior to the Change in Control.

     3.6 Incentive Compensation. Any deferred awards previously granted to the Executive under PCFC's incentive compensation plans and not previously paid to the Executive, shall immediately vest on the date of the Executive's Effective Date of Termination and shall be paid no later than ninety (90) calendar days following that date, and be included as compensation in the month paid.

     3.8 Stock Options and SARs. Stock options ("options") and stock appreciation rights ("SARs"), if any, granted to the Executive by PCFC will be exercisable pursuant to the terms of the applicable plans.

Article 4. Just Cause
           ----------

     4.1 Just Cause. Nothing in this Agreement shall be construed to prevent PCFC or the Bank from terminating an Executive's employment for Just Cause. In such case, no Severance Benefits shall be payable to the Executive under this Agreement.

           Just Cause shall mean the criminal conviction of the Executive for an act of fraud, embezzlement, theft or any other act constituting a felony.

           The determination that the Executive's actions constitute Just Cause for termination shall be made by the Board, acting in good faith.

Article 5. Form and Timing of Severance Benefits
           -------------------------------------

     5.1 Form and Timing of Severance Benefits. The Severance Benefits described in Sections 3.2 (a), (b), (c), (d) and (e), shall be paid in cash to the Executive in a single lump sum

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as soon as practicable following the Executive's Effective Date of Termination, but in no event beyond ninety (90) calendar days from such date.

           The Severance Benefits described in Section 3.2(f) and 3.5 herein shall be provided by PCFC to the Executive immediately upon the Executive's Effective Date of Termination and shall continue to be provided for three (3) full calendar years from the Executive's Effective Date of Termination or until the Executive reaches his or her Normal Retirement date, whichever occurs earlier.

     5.2 Withholding of Taxes. PCFC shall withhold from any amounts payable under this Agreement all Federal, state, city, or other taxes as legally shall be required.

Article 6. Parachute Payments
           ------------------

     6.1 Excise Tax Cap. In the event that a Change in Control of PCFC shall occur and a determination is made by PCFC, pursuant to Sections 280G and 4999 of the Code (and corresponding state law provisions) that a golden parachute excise tax is due, the Executive's Severance Benefits under this Plan shall be grossed up for the amount equal to and only equal to the amount necessary to pay the excise tax.

     6.2 Subsequent Recalculation. In the event the Internal Revenue Service adjusts the excise tax computation of PCFC, as provided in Section 6.1 herein, such that the Executive is liable for the payment of a greater excise tax under Sections 280G and 4999 of the Code, or such that the Executive does not receive the full benefit that he or she would have received, PCFC shall reimburse the Executive for the full amount necessary to make the Executive whole (less any amounts received by the Executive that he or she would not have received had the computation initially been computed as subsequently adjusted), including the value of the excise tax and all corresponding interest and penalties due to the Internal Revenue Service.

Article 7. Other Rights and Benefits Not Affected
           --------------------------------------

     7.1 Other Benefits. Neither the provisions of this Agreement nor the Severance Benefits provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish the Executive's rights as an employee of PCFC, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock purchase plan, or any employment agreement, or other plan or arrangement.

     7.2 Employment Status. This Agreement does not constitute a contract of employment or impose on the Executive or PCFC any obligation to retain the Executive as an employee, to change the status of the Executive's employment, or to change PCFC's policies regarding termination of employment.

Article 8. Successors
           ----------

     8.1 Successors. PCFC will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of PCFC or of any division or subsidiary thereof to expressly assume and agree to perform this Agreement in the same manner and to the same extent that PCFC would be required to perform it if no such succession had taken place. Failure of PCFC to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from PCFC in the same amount and on the same terms as they would be entitled hereunder if terminated voluntarily following a Change in Control. Except for the purposes of implementing the foregoing, the date on which any succession becomes effective shall be deemed the Effective Date of Termination.

           This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If an Executive should die while any amount would still be payable hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to the Executive's devisee, legatee, or other designee, or if there is no such designee, to the Executive's estate.

     8.2 Beneficiaries. The beneficiary of the Executive under the Pacific Century Financial Corporation Money Purchase Plan shall be the beneficiary of the Executive's benefits under this Agreement, unless a beneficiary is otherwise designated by the Executive in the form of a signed writing acceptable to the Committee. An Executive may make or change such designation at any time.

Article 9. Administration
           --------------

     9.1 Administration. This Agreement shall be administered by the Compensation Committee of the Board of Directors. The Committee is authorized to interpret this Agreement, to prescribe and rescind rules and regulations, to provide conditions and assurances deemed necessary and advisable, to protect the interests of PCFC, and to make all other determinations necessary or advisable for the Agreement's administration.

           In fulfilling its administrative duties hereunder, the Committee may rely on outside counsel, independent accountants, or other consultants to render advice or assistance.

     9.2 Indemnification and Exculpation. The members of the Board, its agents and officers, directors, and employees of PCFC and its affiliates shall be indemnified and held harmless by PCFC against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Agreement and against and from any and all amounts paid by them in settlement (with PCFC's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

Article 10. Legal Fees
            ----------

     10.1 Legal Fees and Expenses. PCFC shall pay all reasonable legal fees, costs of litigation, and other expenses incurred in good faith by the Executive as a result of PCFC's refusal to provide the Severance Benefits to which the Executive becomes entitled under this Agreement, or as a result of PCFC's contesting the validity, enforceability, or interpretation of the Agreement. Provided, however, that such payments shall not exceed the amount permitted by law and PCFC's Restated Articles of Incorporation.

            IN WITNESS WHEREOF, PCFC has caused this Agreement to be executed by a resolution of the Board of Directors, as of the day and year first above written.

                                     Pacific Century Financial Corporation

                                     By:   /S/ Michael E. O'Neill
                                        ----------------------------------------
                                                  Michael E. O'Neill

                                     Its:  Chairman & CEO

                                     By:   /S/ David W. Thomas
                                        ----------------------------------------
                                            (Executive)

ATTEST:

     /S/  Neal C. Hocklander
--------------------------------------